Exhibit (k)(12)

Execution

AMENDMENT NO. 2

AMENDMENT NO. 2 dated as of September 28, 2010 between ARES CAPITAL CORPORATION (the “Borrower”), the “Lenders” party hereto and JPMORGAN CHASE BANK, N.A., in its capacity as Administrative Agent (the “Administrative Agent”) and as Issuing Bank (the “Issuing Bank”) under the Credit Agreement referred to below.

The Borrower, the “Lenders” and the Administrative Agent, are parties to a Senior Secured Revolving Credit Agreement dated as of December 28, 2005 and amended and restated as of January 22, 2010 (as modified and supplemented and in effect from time to time, the “Credit Agreement”), providing, subject to the terms and conditions thereof, for extensions of credit (by means of loans and letters of credit) to be made by said lenders to the Borrower in an aggregate principal or face amount not exceeding $810,000,000.

The parties hereto wish now to increase the Letter of Credit sublimit from $50,000,000 to $100,000,000, and accordingly, hereby agree as follows:

Section 1.  Definitions.  Except as otherwise defined in this Amendment No. 2, terms defined in the Credit Agreement are used herein as defined therein.

Section 2.  Amendment.  Section 2.04(c) of the Credit Agreement is hereby amended in its entirety as follows:

“Limitations on Amounts.  A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the aggregate LC Exposure of the Issuing Bank (determined for these purposes without giving effect to the participations therein of the Lenders pursuant to paragraph (e) of this Section) shall not exceed $100,000,000, (ii) the total Revolving Multicurrency Credit Exposures shall not exceed the aggregate Multicurrency Commitments and (iii) the total Covered Debt Amount shall not exceed the Borrowing Base then in effect.”

Section 3.  Effectiveness.  This Amendment No. 2 shall become effective upon receipt by the Administrative Agent of counterparts of this Amendment No. 2 executed by the Borrower, the Issuing Bank, the Required Lenders and the Required Multicurrency Lenders.

Section 4.  Representations and Warranties.  The Borrower represents and warrants to the Lenders, the Issuing Bank and the Administrative Agent that (a) the representations and warranties set forth in Article III of the Credit Agreement, and in each of the other Loan Documents, are true and correct in all material respects on the date hereof as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, such representation or warranty shall be true and correct in all material respects as of such specific date), and as if each reference in said Article III to “this Agreement” included reference to this Amendment No. 2 and (b) no Default or Event of Default has occurred and is continuing.

Section 5.  Miscellaneous.  Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect.  This Amendment No. 2 shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents. This Amendment No. 2 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 2 by signing any such counterpart.  This Amendment No. 2 shall be governed by, and construed in accordance with, the law of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to the Credit Agreement to be duly executed and delivered as of the day and year first above written.

ARES CAPITAL CORPORATION

By:	/s/ Richard S. Davis
Name:	Richard S. Davis
Title:	Chief Financial Officer

ADMINISTRATIVE AGENT AND ISSUING BANK

JPMORGAN CHASE BANK, N.A., as Administrative Agent and Issuing Bank

By:	/s/ Sangeeta Mahadevan
Name:	Sangeeta Mahadevan
Title:	Vice President

LENDERS

MULTICURRENCY LENDERS

JPMORGAN CHASE BANK, N.A., as a Multicurrency Lender

By:	/s/ Sangeeta Mahadevan
Name:	Sangeeta Mahadevan
Title:	Vice President

LENDERS

MULTICURRENCY LENDERS

BANK OF MONTREAL, as a Multicurrency Lender

By:	/s/ Catherine Grycz
Name:	Catherine Grycz
Title:	Vice President

LENDERS

MULTICURRENCY LENDERS

BANK OF NEW YORK MELLON,
as a Multicurrency Lender

By:	/s/ Steven P. Cavaluzzo
Name:	Steven P. Cavaluzzo
Title:	Managing Director

LENDERS

MULTICURRENCY LENDERS

CITY NATIONAL BANK, NA,
as a Multicurrency Lender

By:	/s/ Brandon L. Feitelson
Name:	Brandon L. Feitelson
Title:	Vice President

LENDERS

MULTICURRENCY LENDERS

BANK OF AMERICA, N.A.,
as a Multicurrency Lender

By:	/s/ Scott W. Reynolds
Name:	Scott W. Reynolds
Title:	Vice President

LENDERS

MULTICURRENCY LENDERS

ING CAPITAL LLC,
as a Multicurrency Lender

By:	/s/ Charles Inkeles
Name:	Charles Inkeles
Title:	Director

LENDERS

MULTICURRENCY LENDERS

BRANCH BANKING AND TRUST COMPANY,
as a Multicurrency Lender

By:	/s/ Steve W. Whitcomb
Name:	Steve W. Whitcomb
Title:	SVP